UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 12, 2007

New Frontier Media, Inc.
 (Exact Name of Registrant as Specified in Charter)

Colorado	0-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 444-0900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) N/A

(e)  On July 12, 2007, our employment agreements with each of Messrs. Michael Weiner, Chief Executive Officer, Ken Boenish, President, and Ira Bahr, Chief Operating Officer, were amended to ensure compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.  In addition, the employment agreements with each of Messrs. Weiner and Bahr were amended to provide for a portion of their annual bonus awards to be based on pre-established objective performance criteria established by our compensation committee within 90 days after the end of each completed fiscal year.  The potential discretionary bonus available to each officer was reduced by the corresponding amount of the applicable performance-based bonus targets.  Messr. Boenish’s employment agreement currently provides for a portion of his annual bonus to be based upon achievement of pre-established objective performance criteria; accordingly, no similar amendment was sought by the compensation committee with respect to his agreement.  Additional information regarding each of these amendments is included in our definitive proxy statement filed with the Securities and Exchange Commission under cover of Schedule 14A on July 16, 2007 (File No. 000-23697), under the captions “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation” and “Employment Contracts of Named Executive Officers”, the disclosure with respect to which to the extent applicable hereto is incorporated herein by reference thereto.

(f)         N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2007	NEW FRONTIER MEDIA, INC.

By: /s/ Karyn Miller Name: Karyn Miller Title: Chief Financial Officer